UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On September 4, 2015, Sabine Pass Liquefaction, LLC (“SPL”), an indirect subsidiary of Cheniere Energy, Inc., closed a $1.2 billion Amended and Restated Senior Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, among SPL, as borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior Facility Agent (the “Senior Facility Agent”), ABN Amro Capital USA LLC, HSBC Bank USA, National Association and ING Capital LLC, as Senior Issuing Banks, Société Générale, as Swing Line Lender (the “Swing Line Lender”), Société Générale, as the Common Security Trustee, and the senior lenders party thereto from time to time and for the benefit of HSBC Bank USA, National Association, ING Capital LLC, Morgan Stanley Bank, N.A. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Documentation Agents, ABN Amro Capital USA LLC, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, LTD. and Société Générale, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Syndication Agents, Industrial and Commercial Bank of China Limited, New York Branch and Lloyds Bank PLC, as Mandated Lead Arrangers, and Landesbank Baden-Württemberg, New York Branch, as Manager (the “Working Capital Facility”). The lenders and their affiliates have provided and may provide, from time to time in the future, certain financial services to SPL and its affiliates, for which they may receive advisory or transaction fees, as applicable, of the nature and in amounts customary in the industry for these financial services. Société Générale serves as a financial advisor to SPL for which it receives advisory fees.

The Working Capital Facility is intended to be used for loans (“Working Capital Loans”) to, and the issuance of letters of credit (“Letters of Credit”) on behalf of, SPL, as well as for swing line loans to SPL (“Swing Line Loans”), for certain working capital requirements related to developing and placing into operation natural gas liquefaction facilities in Cameron Parish, Louisiana (the “SPL Project”) at the Sabine Pass LNG terminal adjacent to the existing regasification facilities owned and operated by Sabine Pass LNG, L.P., consisting of up to six liquefaction trains, each of which is expected to have a nominal production capacity of approximately 4.5 million tonnes per annum of LNG.

The entire amount of the Working Capital Facility is available for the issuance of Letters of Credit for the purchase, transportation and storage of natural gas, with a $460 million sublimit for Letters of Credit used for the purpose of funding any debt service reserve account (the “DSR Sublimit”) and a $200 million sublimit for Letters of Credit used for other working capital and general corporate purposes. Working Capital Loans may be made in an amount up to $740 million (the “Working Capital Sublimit”) for the purchase, transportation and storage of natural gas, except that up to $200 million may be used for other working capital and general corporate purposes. Swing Line Loans may be made in an amount up to the lesser of (i) $25 million and (ii) the aggregate unused amount of the Working Capital Sublimit (the “Swing Line Sublimit”). The Swing Line Sublimit is part of, and not in addition to, the Working Capital Sublimit.

The Working Capital Facility allows SPL to request incremental commitments of up to $760 million for the Working Capital Facility and incremental commitments of up to an additional $390 million for the Working Capital Facility upon the completion of the debt financing of the sixth liquefaction train of the SPL Project.

Conditions Precedent to Extensions of Credit

Advances under the Working Capital Facility are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, perfection of security interests, payment of applicable fees and expenses, certifications as to construction progress and evidence of funding adequate to complete the SPL Project.

Interest and Fees

Loans under the Working Capital Facility, including Working Capital Loans, Swing Line Loans and any loans deemed made in connection with a draw upon any Letter of Credit (“LC Loans”) (collectively, the “SPL Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (the highest of the Senior Facility Agent’s prime rate, the federal funds rate plus 0.50%, and one month LIBOR plus 0.50%), plus the applicable margin. The applicable margin for LIBOR SPL Loans is 1.75% per annum, and the applicable margin for base rate SPL Loans is 0.75% per annum. Interest on Swing Line Loans, Working Capital Loans and LC Loans is due and payable on the date such loans become due. Interest on LIBOR SPL Loans is due and payable at the end of each LIBOR period, and interest on base rate SPL Loans is due and payable at the end of each calendar quarter.

SPL will pay (i) a commitment fee on the average daily amount of the excess of the total commitment amount over the principal amount outstanding without giving effect to any outstanding Swing Line Loans in an amount equal to an annual rate of 0.70% and (ii) a letter of credit fee equal to an annual rate of 1.75% of the undrawn portion of all letters of credit issued under the Working Capital Facility. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any letters of credit issued under the Working Capital Facility and SPL does not elect for such draw to be deemed an LC Loan (an “LC Draw”), SPL is required to pay the full amount of the LC Draw on or prior to 12:00 p.m., New York City time, on the business day immediately succeeding its timely receipt of notice of the LC Draw. Any such LC Draw shall bear interest at an annual rate of 2.0% plus the higher of (i) the federal funds rate plus 0.50% and (ii) the Senior Facility Agent’s prime rate.

In connection with the Working Capital Facility, SPL will pay upfront fees to the agents and lenders under the Working Capital Facility together with additional transaction fees within 60 days after the closing in the aggregate amount of approximately $25.1 million. Annual administrative fees must also be paid to the Senior Facility Agent, the Swing Line Lender and the senior issuing banks under the Working Capital Facility.

Repayments

The Working Capital Facility matures on December 31, 2020 (the “Maturity Date”). LC Loans have a term of up to one year. Swing Line Loans terminate upon the earliest to occur of (a) the Maturity Date or earlier termination of the Working Capital Facility, (b) the date 15 days after such Swing Line Loan is made and (c) the first borrowing date for a Working Capital Loan or Swing Line Loan occurring at least three business days following the date such Swing Line Loan was made.

SPL is required to reduce the aggregate outstanding principal amount of all Working Capital Loans to zero for a period of five consecutive business days at least once each year. SPL may prepay the SPL Loans at any time without premium or penalty upon three business days' notice.

Covenants and Events of Default

The Working Capital Facility incorporates the representations, warranties, covenants, reporting requirements and mandatory prepayment provisions of the Second Amended and Restated Common Terms Agreement, dated as of June 30, 2015, among SPL and certain other parties thereto and Société Générale, as common security trustee and intercreditor agent (the “Common Terms Agreement”), which was previously disclosed in SPL’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July

1, 2015. Upon the discharge of all debt governed by the Common Terms Agreement (other than the Working Capital Facility), the representations, warranties and covenants in the Common Terms Agreement will no longer apply and will be replaced with the representations, warranties and covenants contained in the Working Capital Facility, which address matters customary in project financings and are generally less restrictive than those in the Common Terms Agreement. The Working Capital Facility includes customary events of default which are subject to customary grace periods and materiality standards, including an event of default under the Common Terms Agreement, or a default in the payment when due of any fee amount under the Working Capital Facility.

Collateral

The SPL Loans, SPL’s existing four credit facilities, obligations under the interest rate protection agreements entered into in connection with these credit facilities, and SPL’s other senior secured indebtedness permitted under the Common Terms Agreement (collectively, the “SPL Secured Obligations”) are secured on a pari passu basis by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of SPL. In addition, the SPL Secured Obligations are secured by a pledge of all of the membership interests in SPL. SPL is also required to establish and maintain certain deposit accounts which are subject to the control of the Common Security Trustee. The SPL Loan proceeds and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the Working Capital Facility. The liens securing the SPL Secured Obligations are evidenced by customary mortgage and other security documents and are subject to customary intercreditor arrangements.

The foregoing description of the Working Capital Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit

Number	Description

10.1
Amended and Restated Senior Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, dated as of September 4, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior Facility Agent, ABN Amro Capital USA LLC, HSBC Bank USA, National Association and ING Capital LLC, as Senior Issuing Banks, Société Générale, as Swing Line Lender, Société Générale, as the Common Security Trustee, and the senior lenders party thereto from time to time and for the benefit of HSBC Bank USA, National Association, ING Capital LLC, Morgan Stanley Bank, N.A. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Documentation Agents, ABN Amro Capital USA LLC, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, LTD. and Société Générale, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Syndication Agents, Industrial and Commercial Bank of China Limited, New York Branch and Lloyds Bank PLC, as Mandated Lead Arrangers, and Landesbank Baden-Württemberg, New York Branch, as Manager (incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 11, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: September 11, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

10.1
Amended and Restated Senior Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, dated as of September 4, 2015, among Sabine Pass Liquefaction, LLC, as Borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior Facility Agent, ABN Amro Capital USA LLC, HSBC Bank USA, National Association and ING Capital LLC, as Senior Issuing Banks, Société Générale, as Swing Line Lender, Société Générale, as the Common Security Trustee, and the senior lenders party thereto from time to time and for the benefit of HSBC Bank USA, National Association, ING Capital LLC, Morgan Stanley Bank, N.A. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Documentation Agents, ABN Amro Capital USA LLC, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, LTD. and Société Générale, as Joint Lead Arrangers, Joint Lead Bookrunners, and Co-Syndication Agents, Industrial and Commercial Bank of China Limited, New York Branch and Lloyds Bank PLC, as Mandated Lead Arrangers, and Landesbank Baden-Württemberg, New York Branch, as Manager (incorporated by reference to Exhibit 10.1 to Cheniere Energy Partners, L.P.’s Current Report on Form 8-K (SEC File No. 001-33366), filed on September 11, 2015).